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Exhibit 10.15

THE ALLSTATE CORPORATION
2001 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

[Date]

[Name]
[Address]
[City]

        In accordance with the terms of The Allstate Corporation 2001 Equity Incentive Plan (the "Plan"), pursuant to action of the Compensation and Succession Committee of the Board of Directors, The Allstate Corporation hereby grants to you (the "Participant"), subject to the terms and conditions set forth in this Restricted Stock Unit Award Agreement (including Annex A hereto and all documents incorporated herein by reference), Restricted Stock Units (RSUs), as set forth below. Each RSU corresponds to one share of Stock. An RSU is an unfunded and unsecured promise to deliver one share of Stock on the Conversion Date or as otherwise provided herein. Until such delivery, you have only the rights of a general unsecured creditor of Allstate and not as a stockholder with respect to the shares of Stock underlying your RSUs.

Number of RSUs Granted:
Date of Grant:
Period of Restriction:
Conversion Date:	Each RSU will convert to one share of Stock on the date the restrictions lapse with respect to that RSU (the "Conversion Date").
Dividend
Equivalent Right:	Each RSU shall include a Dividend Equivalent Right.

        Further terms and conditions of the Award are set forth in Annex A hereto, which is an integral part of this RSU Award Agreement.

        All terms, provisions and conditions applicable to the Restricted Stock Unit Award set forth in the Plan and not set forth herein are hereby incorporated by reference herein. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern.

Edward M. Liddy Chairman and Chief Executive Officer THE ALLSTATE CORPORATION

Attachment:    Annex A

ANNEX A
TO
THE ALLSTATE CORPORATION
2001 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

        Further Terms and Conditions of Award.    It is understood and agreed that the Award of RSUs evidenced by the RSU Award Agreement to which this is annexed is subject to the following additional terms and conditions:

          1.    Tax Withholding.    With respect to the minimum statutory tax withholding required upon the lapse of restrictions on the RSUs, the Participant may elect to satisfy such withholding requirements by tender of previously-owned shares of Stock or by having the Company withhold shares of Stock upon the Conversion Date.

          [2.    Termination of Employment.    Except as otherwise specifically provided in Section 3 below, upon the Participant's Termination of Employment, all unvested RSUs shall be treated as follows, subject, however, to the Compensation and Succession Committee's right to determine otherwise at any time: (a) if the Participant's Termination of Employment is on account of Retirement at the Normal Retirement Date, then no unvested RSUs shall be forfeited and such unvested RSUs will remain subject to the restriction period set forth on the first page of this RSU Award Agreement; and (b) if the Participant's Termination of Employment is on account of any other reason, then all unvested RSUs shall be forfeited as of the end of the day of such Termination of Employment.]1

          [2.    Termination of Employment.    Except as otherwise specifically provided in Section 3 below, upon the Participant's Termination of Employment, all unvested RSUs shall be treated as follows, subject, however, to the Compensation and Succession Committee's right to determine otherwise at any time: (a) if the Participant's Termination of Employment is on account of Retirement at the Normal Retirement Date, then no unvested RSUs shall be forfeited and such unvested RSUs will remain subject to the restriction period set forth on the first page of this RSU Award Agreement; provided further, that if the Participant dies following such Retirement and before the end of the restriction period, then all unvested RSUs shall immediately become nonforfeitable and the restrictions with respect to the RSUs shall lapse as of the date of death; (b) if the Participant's Termination of Employment is on account of death, then all unvested RSUs shall immediately become nonforfeitable and the restrictions with respect to the RSUs shall lapse as of the date of death; and (c) if the Participant's Termination of Employment is on account of any other reason, then all unvested RSUs shall be forfeited as of the end of the day of such Termination of Employment.]2

          3.    Change of Control.    (a) Except as otherwise specifically provided in The Allstate Corporation Change of Control Severance Plan (to the extent such Plan is applicable to the Participant) or another written agreement with the Company or to which the Participant is a party, the RSUs, to the extent not vested, shall vest and become nonforfeitable (i) on the Change of Control Effective Date of a Change

1
This text applies to awards granted before February 21, 2006

2
This text applies to awards granted on or after February 21, 2006.

of Control, as defined in paragraphs (a), (b), (d) and (e) of the definition of Change of Control in Section 9, that is not a Merger of Equals, or (ii) on the Consummation Date of a Change of Control as defined in paragraph (c) of such definition of a Change of Control that is not a Merger of Equals or (iii) if applicable, on a later Merger of Equals Cessation Date.

          (b)   If a Participant has a Termination of Employment during the Post-Merger of Equals Period, which Termination of Employment is initiated by the Participant's employer for a reason other than Cause or Disability, then the RSUs to the extent not vested, shall vest and become nonforfeitable.

          4.    Conversion Date.    Unless otherwise determined by the Board, a Participant shall be entitled to delivery of shares of Stock that underlie the RSUs then outstanding upon the date the restrictions lapse with respect to such RSU.

          5.    Dividend Equivalent Right.    During the Period of Restriction, each RSU entitles a Participant to receive at or as soon as practicable after the time of distribution of any regular cash dividend paid by the Company in respect of a share of Stock the record date for which occurs on or after the Date of Grant, a cash amount (less applicable withholding) equal to such regular dividend payment as would have been made in respect of each share of Stock underlying such RSU. Cash payment with respect to a Dividend Equivalent Right shall be made only with respect to such RSUs that are outstanding on the dividend record date. Regular dividends will be paid on the shares of Stock following conversion of the RSUs.

          6.    Ratification of Actions.    By accepting the RSU Award or other benefit under the Plan, the Participant and each person claiming under or through him shall be conclusively deemed to have indicated the Participant's acceptance and ratification of, and consent to, any action taken under the Plan or the RSU Award by the Company, the Board or the Compensation and Succession Committee.

          7.    Notices.    Any notice hereunder to the Company shall be addressed to its Stock Option Record Office and any notice hereunder to the Participant shall be addressed to him or her at the address specified on this RSU Award Agreement, subject to the right of either party to designate at any time hereafter in writing some other address.

          8.    Governing Law and Severability.    To the extent not preempted by Federal law, the RSU Award Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions. In the event any provision of this RSU Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this RSU Award Agreement, and this RSU Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

          9.    Definitions.    In addition to the following definitions, capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

        "Allstate Incumbent Directors" means, determined as of any date by reference to any baseline date:

          (a)   the members of the Board on the date of such determination who have been members of the Board since such baseline date, and

          (b)   the members of the Board on the date of such determination who were appointed or elected after such baseline date and whose election, or nomination for election by stockholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of two-thirds (100% for purposes of paragraph (a) of the definition of "Merger of Equals") of the directors comprising the Allstate Incumbent Directors on the date of such vote or written consent, but excluding each such member whose initial assumption of office was in connection with (1) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (2) a "tender offer" (as such terms is used in Section 14(d) of the Exchange Act), (3) a proposed Reorganization Transaction, or (4) a request, nomination or suggestion of any Beneficial Owner of Voting Securities representing 15% or more of the aggregate voting power of the Voting Securities of the Company or the Surviving Corporation, as applicable.

        "Approved Passive Holder" means, as of any date, any Person that satisfies all of the following conditions:

          (a)   as of such date, such Person is a 20% Owner, but is the Beneficial Owner of less than 30% of the then-outstanding Common Stock and of Voting Securities representing less than 30% of the combined voting power of all then-outstanding Voting Securities of the Company;

          (b)   prior to becoming a 20% Owner, such Person has filed, and as of such date has not withdrawn, or made any subsequent filing or public statement inconsistent with, a statement with the Securities Exchange Commission ("SEC") pursuant to Section 13(g) of the Exchange Act that includes a certification by such person to the effect that such beneficial ownership does not have the purpose or effect of changing or influencing the control of the Company;

          (c)   prior to such Person's becoming a 20% Owner, at least two-thirds of the Allstate Incumbent Directors (such Allstate Incumbent Directors to be determined as of the Date of Grant as the baseline date) shall have voted in favor of a resolution adopted by the Board to the effect that: (1) the terms and conditions of such Person's investment in the Company will not have the effect of changing or influencing the control of the Company, and (2) notwithstanding clause (a) of the definition of "Change of Control," such Person's becoming a 20% Owner shall be treated as though it were a Merger of Equals for purposes of the Plan.

        "Beneficial Owner" means such term as defined in Rule 13d-3 of the SEC under the Exchange Act.

        "Cause" means any of the events or conditions which constitute cause for immediate termination of employment of the Participant as provided from time to time in the applicable Human Resources Policy of the Company or one of its Subsidiaries.

        "Change of Control" means, except as provided at the end of this definition, the occurrence of any one or more of the following:

          (a)   any person (as such term is used in Rule 13d-5 of the SEC under the Securities Exchange Act of 1934, as amended ("Exchange Act")) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a Controlled Affiliate of the Company or any employee benefit plan (or any related trust) of the Company or any of its Controlled Affiliates, becomes the Beneficial Owner of 20% or more of the common stock of the Company or of Voting Securities representing 20% or more of the combined voting power of all Voting Securities of the Company (such a person or group that is not a Similarly Owned Company (as defined below), a "20% Owner"), except that no Change of

    Control shall be deemed to have occurred solely by reason of such beneficial ownership by a corporation (a "Similarly Owned Company") with respect to which both more than 70% of the common stock of such corporation and Voting Securities representing more than 70% of the combined voting power of the Voting Securities of such corporation are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the common stock and Voting Securities of the Company immediately before such acquisition, in substantially the same proportions as their ownership, immediately before such acquisition, of the common stock and Voting Securities of the Company, as the case may be; or

          (b)   Allstate Incumbent Directors (as determined using the Date of Grant as the baseline date) cease for any reason to constitute at least two-thirds, of the directors of the Company then serving (provided, however, that this clause (b) shall be inapplicable during a Post-Merger of Equals Period); or

          (c)   approval by the stockholders of the Company of a merger, reorganization, consolidation, or similar transaction, or a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of liquidation of the Company (any of the foregoing, a "Reorganization Transaction") that, based on information included in the proxy and other written materials distributed to the Company's stockholders in connection with the solicitation by the Company of such stockholder approval, is not expected to qualify as an Exempt Reorganization Transaction; provided, however, that if (1) the merger or other agreement between the parties to a Reorganization Transaction expires or is terminated after the date of such stockholder approval but prior to the consummation of such Reorganization Transaction (a "Reorganization Transaction Termination") or (2) immediately after the consummation of the Reorganization Transaction, such Reorganization Transaction does qualify as an Exempt Reorganization Transaction notwithstanding the fact that it was not expected to so qualify as of the date of such stockholder approval, then such stockholder approval shall not be deemed a Change of Control for purposes of any Termination of Employment as to which the Termination Date occurs on or after the date of the Reorganization Transaction Termination or the date of the consummation of the Exempt Reorganization Transaction, as applicable; or

          (d)   the consummation by the Company of a Reorganization Transaction that for any reason fails to qualify as an Exempt Reorganization Transaction as of the date of such consummation, notwithstanding the fact that such Reorganization Transaction was expected to so qualify as of the date of such stockholder approval; or

          (e)   a 20% Owner who had qualified as an Approved Passive Holder ceases to qualify as such for any reason other than ceasing to be a 20% Owner (such cessation of Approved Passive Holder status to be considered for all purposes of the Plan (including the definition of "Change of Control Effective Date") a Change of Control distinct from and in addition to the Change of Control specified in clause (a) above).

    Notwithstanding the occurrence of any of the foregoing events, a Change of Control shall not occur with respect to a Participant if, in advance of such event, such Participant agrees in writing that such event shall not constitute a Change of Control.

        "Change of Control Effective Date" means the date on which a Change of Control first occurs while an Award is outstanding.

        "Consummation Date" means the date on which a Reorganization Transaction is consummated.

        "Controlled Affiliate" of a Person means any corporation, business trust, or limited liability company or partnership with respect to which such Person owns, directly or indirectly, Voting Securities representing more than 50% of the aggregate voting power of the then-outstanding Voting Securities.

        "Exempt Reorganization Transaction" means a Reorganization Transaction that results in the Persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners, of both more than 70% of the then-outstanding common stock of the Surviving Corporation and Voting Securities representing more than 70% of the combined voting power of the then-outstanding Voting Securities of the Surviving Corporation, in substantially the same respective proportions as such Persons' ownership of the common stock and Voting Securities of the Company immediately before such Reorganization Transaction.

        "Merger of Equals" means, as of any date, a transaction that, notwithstanding the fact that such transaction may also qualify as a Change of Control, satisfies all of the conditions set forth in paragraphs (a) or (b) below:

          (a)   if such date is on or after the Consummation Date, a Reorganization Transaction in respect of which all of the following conditions are satisfied as of such date, or if such date is prior to the Consummation Date, a proposed Reorganization Transaction in respect of which the merger agreement or other documents (including the exhibits and annexes thereto) setting forth the terms and conditions of such Reorganization Transaction, as in effect on such date after giving effect to all amendments thereof or waivers thereunder, require that the following conditions be satisfied on and, where applicable, after the Consummation Date:

            (1)   at least 50%, but not more than 70%, of the common stock of the surviving Corporation outstanding immediately after the consummation of the Reorganization Transaction, together with Voting Securities representing at least 50%, but not more than 70%, of the combined voting power of all Voting Securities of the Surviving Corporation outstanding immediately after such consummation shall be owned, directly or indirectly, by the persons who were the owners directly or indirectly of the common stock and Voting Securities of the Company immediately before such consummation in substantially the same proportions as their respective direct or indirect ownership, immediately before such consummation, of the common stock and Voting Securities of the Company, respective; and

            (2)   Allstate Incumbent Directors (determined as of such date using the date immediately preceding the Change of Control Effective Date as the baseline date) shall, throughout the period beginning on the Change of Control Effective Date and ending on the third anniversary of the Change of Control Effective Date, continue to constitute not less than 50% of the members of the Board; and

            (3)   the person who was the CEO of the Company immediately prior to the Change of Control Effective Date shall serve as (x) the CEO of the Company throughout the period beginning on the Change of Control Effective Date and ending on the Consummation Date and (y) the CEO of the Surviving Corporation

      at all times during the period commencing on the Consummation Date and ending on the first anniversary of the Consummation Date;

provided, however, that a Reorganization Transaction that qualifies as a Merger of Equals shall cease to qualify as a Merger of Equals (a "Merger of Equals Cessation") and shall instead qualify as a Change of Control that is not a Merger of Equals from and after the first date during the Post-Change period (such date, the "Merger of Equals Cessation Date") as of which any one or more of the following shall occur for any reason:

              (i)  if any condition of clause (1) of paragraph (a) of this definition shall for any reason not be satisfied immediately after the consummation of the Reorganization Transaction; or

             (ii)  if as of the close of business on any date on or after the Change of Control Effective Date, any condition of clauses (2) or (3) of paragraph (a) of this definition shall not be satisfied; or

            (iii)  if on any date prior to the first anniversary of the Consummation Date, the Company shall make a filing with the SEC, issue a press release, or make a public announcement to the effect that the Company is seeking or intends to seek a replacement for the then-CEO of the Company, whether such replacement is to become effective before or after such first anniversary.

          (b)   as of such date, each Person who is a 20% Owner qualifies as an Approved Passive Holder.

The Committee shall give all Participants written notice of any Merger of Equals Cessation and the applicable Merger of Equals Cessation Date as soon as practicable after the Merger of Equals Cessation Date.

        "Merger of Equals Cessation Date"—see the definition of "Merger of Equals".

        "Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

        "Post-Change Period" means the period commencing on the Change of Control Effective Date and ending on the third anniversary of the Change of Control Effective Date.

        "Post-Merger of Equals Period" means the period commencing on a Change of Control Effective Date of a Change of Control that qualifies as a Merger of Equals and ending on the third anniversary of such Change of Control Effective Date or, if sooner, the Merger of Equals Cessation Date.

        "Reorganization Transaction"—see clause (c) of the definition of "Change of Control."

        "Reorganization Transaction Termination"—see clause (c) of the definition of "Change of Control."

        "Surviving Corporation" means the corporation resulting from a Reorganization Transaction or, if securities representing at least 50% of the aggregate Voting Power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

        "20% Owner"—see clause (a) of the definition of "Change of Control."

        "Voting Securities" of a corporation means securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

QuickLinks

THE ALLSTATE CORPORATION 2001 EQUITY INCENTIVE PLAN RESTRICTED STOCK UNIT AWARD AGREEMENT
ANNEX A TO THE ALLSTATE CORPORATION 2001 EQUITY INCENTIVE PLAN RESTRICTED STOCK UNIT AWARD AGREEMENT